Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

of

DYNAMICS RESEARCH CORPORATION

Dated June 13, 2012

Section 1.       ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles of Organization.  These By-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.  Unless otherwise specified herein, all references in these By-laws to the Articles of Organization shall mean the Articles of Organization of the corporation as the same may be amended from time to time.

Section 2.       STOCKHOLDERS

2.1.           Annual Meeting.  The annual meeting of the stockholders shall be held on the second Wednesday in June in each year at such time and place as is fixed by the president or a majority of the board of directors, unless a different date is fixed by the president or a majority of the board of directors.  Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by Section 2.4 of these By-laws, may be specified by the president or by a majority of the board of directors.

2.2.           Special Meeting in Place of Annual Meeting.  If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.  Any such special meeting shall be called as provided in Section 2.3.

2.3.           Special Meetings.  A special meeting of the stockholders may be called at any time by the president or by a majority of the board of directors.  Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.4.           Matters to be Considered at Meetings. (a)  Except as provided in Section 3.7, at annual and special meetings of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such meeting (i) by, or at the direction of, a majority of the board of directors or (ii) by any holder of record (both as of the time a Proposal Notice is given by the stockholder as set forth in subsection (b) below and as of the record date for the meeting in question) of any shares of the corporation’s stock outstanding and entitled to vote at such meeting who complies with the procedures set forth in this Section 2.4.

(b)           For a proposal to be properly brought before any such meeting by a stockholder, other than a stockholder proposal included pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the proxy statement distributed on behalf of the board of directors, the stockholder must have given timely notice thereof in writing to the secretary of the corporation (the “Proposal Notice”), the making of such proposal must be permitted by law, the Articles of Organization and these By-laws, and such stockholder or his, her or its representative must be present in person at such meeting. To be timely, the Proposal Notice must be delivered to, or mailed and received by, the secretary at the principal office of the corporation (i) not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the “Anniversary Date”) or (ii) in the case of a special meeting of stockholders or in the event that the annual meeting of stockholders is called for a date more than 90 calendar days prior to the Anniversary Date, not later than the close of business on (A) the 20th calendar day (or if that day is not a business day for the corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (B) if such date of notice or public disclosure occurs more than 90 calendar days prior to the scheduled date of such meeting, the 90th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day).

(c)           Such Proposal Notice to the secretary shall set forth as to each matter the stockholder proposes to bring before such meeting (i) a brief description of the proposal desired to be brought before such meeting and the reasons for conducting such business at such meeting, (ii) the name and address, as they appear on the corporation’s stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation’s capital stock which are beneficially owned by the stockholder and such beneficial owners (if any) on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the Proposal Notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) any substantial interest, direct or indirect, of the stockholder in such proposal, (vi) all other information relating to such stockholder that is required to be disclosed pursuant to Regulation 14A under the Exchange Act and (vii) a representation that the stockholder or his, her or its representative intends to appear in person at the meeting to propose the actions specified in the Proposal Notice.

(d)           Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.4 or Section 3.7; provided, however, that nothing in this Section 2.4 shall be deemed to preclude discussion of any business brought before such meeting. The presiding officer of any such meeting may, if the facts warrant, determine and declare to such meeting that business was not properly brought before such meeting in accordance with this Section 2.4, and if such officer should so determine, he or she shall so declare to such meeting and that business shall be disregarded.

2.5.           Place of Meetings.  All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the president or a majority of the board of directors.  Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

2.6.           Notice of Meetings.  A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given not fewer than 7 days and not more than 60 days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to notice, by leaving such notice with him, her or it at his, her or its residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his, her or its address as it appears in the records of the corporation.  Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the directors.  Whenever notice of a meeting is required to be given to a stockholder under any provision of the Massachusetts Business Corporation Act (the “MBCA”) or of the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his, her or its attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

2.7.           Quorum of Stockholders.  At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when a larger quorum is required by law, by the Articles of Organization or by these By-laws.  Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose.  Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.  In addition, the presiding officer may adjourn the meeting for a period of time not to exceed 60 calendar days if (a) no quorum is present for the transaction of business or (b) a majority of the board of directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information that a majority of the board of directors determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.

2.8.           Action by Vote.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-laws.  No ballot shall be required for any stockholder vote or election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.9.           Voting.  Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization.  The corporation shall not, directly or indirectly, vote any share of its own stock; provided that the corporation shall not be prohibited from voting shares of its stock held directly or indirectly by it in a fiduciary capacity.

2.10.           Action by Writing.  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders.  Such consents shall be treated for all purposes as a vote at a meeting.

2.11.           Proxies.  To the extent permitted by law, stockholders entitled to vote may vote either in person or by proxy.  No proxy dated more than six months before the meeting named therein shall be valid.  Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.  Notwithstanding the foregoing, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy.

Section 3.       BOARD OF DIRECTORS

3.1.           Number.  At the annual meeting of stockholders such stockholders as have the right to vote for the election of directors shall fix the number of directors at not less than three nor more than nine directors and shall elect the number of directors so fixed; provided, however, that the number of directors shall be fixed at not less than two whenever there shall be only two stockholders and not less than one whenever there shall be only one stockholder.  The number of directors may be increased at any time or from time to time either by the stockholders or by the directors by vote of a majority of the directors then in office.  The number of directors may be decreased to any number permitted by law at any time or from time to time either by the stockholders or by the directors by a vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors.

3.2.           Tenure.  Except as otherwise provided by law, by the Articles of Organization or by these By-laws, each director shall hold office until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

3.3.           Powers.  Except as reserved to the stockholders by law, by the Articles of Organization or by these By-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation.  In particular, and without limiting the generality of the foregoing, a majority of the board of directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.4.           Committees.  The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these By-laws they are prohibited from delegating.  Except as a majority of the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by a majority of the board of directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the directors.  Any action that may be taken by a majority of the board of directors herein may be taken by a majority of the members of any committee to which the ability to take such action has been duly delegated by the board of directors.

3.5.          Chairman of the Board.  If a chairman of the board of directors is elected, he or she shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by a majority of the board of directors. Unless a majority of the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

3.6.           Lead Director.  In the event that the chief executive officer, or any other company officer, serves as chairman of the board, the majority of the independent directors may select from their ranks a member to serve as lead director.

3.7.           Nominations.  (a)           Nominations of candidates for election as directors at any annual meeting of stockholders or special meeting in lieu thereof may be made (i) by, or at the direction of, a majority of the board of directors, or (ii) by any stockholder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the meeting in question) of any shares of the corporation’s capital stock outstanding and entitled to vote at such meeting who complies with the procedures set forth in this Section 3.7. Any stockholder who seeks to make such a nomination, or his, her or its representative, must be present in person at such meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.7 shall be eligible for election as directors at an annual meeting or special meeting in lieu thereof of stockholders.

(b)           Nominations, other than those made by, or at the direction of, a majority of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation as set forth in this Section 3.7 (a “Nomination Notice”). To be timely, the Nomination Notice shall be delivered to, or mailed and received by, the secretary or an assistant secretary at the principal offices of the corporation (i) not less than 90 calendar days nor more than 120 calendar days prior to the Anniversary Date or (ii) in the case of a special meeting of stockholders or in the event that the annual meeting of stockholders is called for a date more than 90 days prior to the Anniversary Date, not later than the close of business on (A) the 20th calendar day (or if that day is not a business day for the corporation, on the next succeeding full business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (B) if such date of notice or public disclosure occurs more than 90 calendar days prior to the scheduled date of such meeting, the 90th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day).

(c)           In order for the Nomination Notice to have been duly given, the Nomination Notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person during the past five years; (C) the class and number of shares of the corporation’s stock (if any) which are beneficially owned by such person on the date of such stockholder notice; (D) whether any events have occurred with respect to such person that would be required to be disclosed under Item 401(f) of Regulation S-K and a description thereof; (E) whether such person is free of any relationship with the corporation or its management that may impair such person’s ability to make independent judgments; (F) whether such person would be eligible to serve as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K; (G) a representation that such person meets the director qualification requirements set forth in Section 3.8; and (H) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominees; (B) the class and number of shares of the corporation’s stock which are beneficially owned by such stockholder and such beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such Nomination Notice; (C) a representation that the stockholder or his, her or its representative intends to appear in person at the meeting to nominate the person or persons specified in the Nomination Notice; (D) a description of all arrangements, understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and all relationships between such stockholder or any of its affiliates or associates and each nominee and any of their respective affiliates or associates; (E) a representation that the stockholder will notify the corporation in writing of the class and number of such shares owned beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the Nomination Notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and (G) all other information relating to such person that would be required to be disclosed in solicitations by such person of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; provided, that nothing in clauses (i) or (ii) of this subsection shall require the stockholder giving such notice to provide to the corporation copies of such stockholder’s preliminary or definitive proxy, proxy statement or other soliciting material filed with the Securities and Exchange Commission. At the request of a majority of the board of directors, any person nominated by, or at the direction of, a majority of the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a Nomination Notice which pertains to the nominee.

(d)           No person shall be elected by the stockholders as a director unless nominated in accordance with the procedures set forth in this Section 3.7. The presiding officer of any such meeting may, if the facts warrant, determine and declare to such meeting that a nomination was not made in accordance with the procedures set forth in this Section 3.5, and, if the presiding officer should so determine, he or she shall so declare that such meeting and such nomination shall be disregarded.

3.8.           Director Qualifications.  Each director shall have such qualifications as are required by applicable law and the Articles of Organization. In addition, each director (a) shall own, free of any lien or encumbrance, in his or her own right or through an affiliate controlled by such director, not less than 2,000 shares of common stock of the corporation and (b) shall have or be eligible to have United Stated Department of Defense personnel security clearances at the level of the Corporation’s facility security clearance. Any director who ceases to be the owner of the required number of shares of stock shall acquire such required shares within ten trading days, and if such shares are not so acquired, shall vacate his or her office forthwith. Any director who becomes disqualified in any other manner shall vacate his or her office forthwith.

3.9.           Regular Meetings.  Regular meetings of the directors may be held without call or notice at such places and at such times as a majority of the board of directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors.  A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

3.10.           Special Meetings.  Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the president or the chief financial officer or by two or more directors, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or, if there be none, by the officer or one of the directors calling the meeting.

3.11.           Notice.  It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him or her at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.12.           Quorum.  At any meeting of the directors a majority of the directors then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.13.           Action by Vote.  When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these By-laws.

3.14.           Action by Writing.  Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors.  Such consents shall be treated for all purposes as a vote taken at a meeting.

3.15.           Presence Through Communications Equipment.  Unless otherwise provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 4.       OFFICERS AND AGENTS

4.1.           Enumeration; Qualification.  The officers of the corporation shall be a president, a chief financial officer, a secretary, and such other officers, if any, as a majority of the board of directors from time to time, may in their discretion elect or appoint.  The corporation may also have such agents, if any, as the incorporators at their initial meeting, or a majority of the board of directors from time to time, may in their discretion appoint.  Any officer may be but none need be a director or stockholder.   Any two or more offices may be held by the same person.  Any officer may be required by a majority of the board of directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as a majority of the board of directors may determine.

4.2.           Powers.  Subject to law, to the Articles of Organization and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his or her office and such duties and powers as a majority of the board of directors may from time to time designate.

4.3.           Election.  The president, the chief financial officer and the secretary shall be elected annually by a majority of the board of directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by a majority of the board of directors at said meeting or at any other time.  The election of an officer shall not itself create contract rights, but, except as expressly provided in an officer’s contract with the corporation, if any, an officer’s removal shall not affect the officer’s contract rights, if any, with the corporation.

4.4.           Tenure.  Except as otherwise provided by law or by the Articles of Organization or by these By-laws, the officers elected hereunder shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified (unless a different period shall have been specified by the terms of his or her election or appointment), or until he or she sooner dies, resigns, is removed or becomes disqualified.  Each agent shall retain his or her authority at the pleasure of the board of directors.

4.5.           Chief Executive Officer.  The chief executive officer of the corporation shall be the chairman of the board, if any, the president or such other officer as is designated by a majority of the board of directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation.  If no such designation is made, the president shall be the chief executive officer.  Unless a majority of the board of directors otherwise specifies, if there is no chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.  The chief executive officer, subject to the control of the directors, shall have general charge and supervision of the corporation.

4.6.           President, Senior Vice Presidents and Vice Presidents.  The president shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by a majority of the board of directors.

Any senior vice presidents and vice presidents shall have such duties and powers as shall be designated from time to time by a majority of the board of directors.

4.7.           Chief Financial Officer and Assistant Treasurers.  Except as a majority of the board of directors shall otherwise determine, chief financial officer shall be the treasurer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by a majority of the board of directors.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by a majority of the board of directors.

4.8.           Secretary and Assistant Secretaries.  The secretary shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its secretary and shall be open to the inspection of any stockholder as required by law.  In the absence of the secretary from any meeting of stockholders, an assistant secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book.  Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each.   The secretary shall keep a true record of the proceedings of all meetings of the directors and in his or her absence from any such meeting an assistant secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by a majority of the board of directors.

Section 5.       RESIGNATIONS AND REMOVALS

Any director or officer may resign at any time by delivering his or her resignation in writing to the chairman of the board, if any, the president, the chief financial officer or the secretary or to a meeting of the directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class; or (b) with cause by the vote of a majority of the directors then in office.  A director may be removed by the stockholders or the directors in accordance with the foregoing, only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose or one of the purposes of the meeting is removal of the director.  The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office.  A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her.  No director or officer resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, a majority of the board of directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 6.       VACANCIES

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office.   A majority of the board of directors shall elect a successor if the office of the president, chief financial officer or secretary becomes vacant and may elect a successor if any other office becomes vacant.  Each such successor shall hold office for the unexpired term, and in the case of the president, chief financial officer and secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

Section 7.       ADVANCEMENT OF EXPENSES

Except to the extent otherwise provided in the Articles of Organization, the corporation may, at the discretion of the board of directors, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the corporation (a) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 8.30 or Section 8.42 of the MBCA, as applicable, or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section; and his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined by a majority of the disinterested members of the board of directors (or, if all directors are interested, by special legal counsel appointed by the board of directors) or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 8.30 or Section 8.42 of the MBCA, as applicable.  Such undertaking must be an unlimited general obligation of the director or officer but need not be secured and shall be accepted without reference to the financial ability of the director or officer to make repayment.

Section 8.       INSURANCE

The corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under the MBCA and the Articles of Incorporation.

Section 9.       CAPITAL STOCK

9.1.           Number and Par Value.  The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

9.2.           Shares Represented by Certificates and Uncertificated Shares.  A majority of the board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares.  Unless such a resolution has been adopted, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him or her, in such form as shall, in conformity to law, be prescribed from time to time by a majority of the board of directors.  Such certificate shall be signed by the president or a vice president and by the chief financial officer or an assistant treasurer or any two other officers designated by a majority of the board of directors.  Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the time of its issue.

9.3.           Loss of Certificates.  The board of directors of the corporation may, subject to Massachusetts General Laws, Chapter 106, Section 8-405, determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, mutilated or wrongfully taken. The board of directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of the new certificate.

Section 10.        TRANSFER OF SHARES OF STOCK

10.1.           Transfer on Books.  Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as a majority of the board of directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the corporation of his or her post office address and address for electronic transmission, if any, of notices or proxies delivered pursuant to the Exchange Act.

10.2.           Record Date and Closing Transfer Books.   A majority of the board of directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.  If no record date is fixed and the transfer books are not closed:

(a)           The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

(b)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

Section 11.       CORPORATE SEAL

The seal of the corporation shall, subject to alteration by a majority of the board of directors, consist of a flat-faced circular die with the word “Massachusetts”, together with the name of the corporation and the year of its organization, cut or engraved thereon.

Section 12.       EXECUTION OF PAPERS

Except as a majority of the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the president or by one of the vice presidents or by the chief financial officer.

Section 13.       FISCAL YEAR

The fiscal year of the corporation shall be the calendar year, unless otherwise determined by a majority of the board of directors.

Section 14.      AMENDMENTS

These By-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders.  These By-laws may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action unless permitted by law.

Any By-law so altered, amended or repealed by a majority of the board of directors may be further altered or amended or reinstated by the stockholders in the above manner.